UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2021

Hospitality Investors Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Park Avenue Tower, 65 East 55th Street, Suite 801 New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (571) 529-6390

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On May 14, 2021, Hospitality Investors Trust, Inc. (the “Company”) and its operating partnership, Hospitality Investors Trust Operating Partnership, L.P. (the “OP”), together with certain wholly-owned subsidiaries of the OP, entered into forbearance, modification and extension agreements with the lenders under certain of the Company’s mortgage and mezzanine indebtedness (the “92-Pack Loans”).

The Company’s 92-Pack Loans comprise three separate loans each entered into on May 1, 2019, with an aggregate outstanding principal balance as of March 31, 2021 of approximately $846.1 million secured by the Company’s interest in 62 hotel properties: (i) a mortgage loan with Wells Fargo Bank, National Association, as trustee for the benefit of the certificateholders of HPLY Trust 2019-HIT, Commercial Mortgage Pass-Through Certificates, Series 2019-HIT and the RR Interest Owners (the “Mortgage Lender”); (ii) a senior mezzanine loan with Nonghyup Bank, as Trustee of Meritz Private Real Estate Fund 20; and (iii) a junior mezzanine loan with CC6 Investments Ltd. and NC Garnet Fund, L.P.

As previously disclosed, the Company has been engaged in ongoing discussions with its largest investor, Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC (the “Brookfield Investor”), concerning the possibility of entering into a definitive and comprehensive agreement on the terms of a series of deleveraging or restructuring transactions (the “Restructuring Transactions”) that would include, among other things, filing by the Company and the OP, of pre-packaged Chapter 11 cases under the U.S. Bankruptcy Code in the State of Delaware to implement the Restructuring Transactions pursuant to a plan of reorganization (a “Pre-Packaged Bankruptcy”). There can be no assurance, however, that the Company will be able to enter into a definitive restructuring support agreement related to the Restructuring Transactions (a “Restructuring Support Agreement”) on favorable terms, or at all. Moreover, even if the Company is able to enter into a Restructuring Support Agreement, the Restructuring Transactions will remain subject to significant conditions, and there will still be no assurance the Company will be able to complete the Restructuring Transactions, including a Pre-Packaged Bankruptcy, on their contemplated terms, or at all.

The forbearance, modification and extension agreements effectively serve as the lenders’ consent to the Restructuring Transactions and also amend certain terms of the May 2019 original loan agreements and the forbearance agreements previously entered into with the lenders under the 92-Pack Loans in June 2020 and amended in January 2021.

Pursuant to the terms of the forbearance, modification and extension agreements, among other things:

●

the Company’s obligations to fund $8.3 million in the aggregate (the “Deferred PIP Amount”) of capital reserve with respect to its brand mandated property improvement plans (“PIP Reserves”), which, pursuant to the June 2020 and January 2021forbearance agreements , had been deferred and re-scheduled to be made between March 2021 through April 2022, have been further deferred and re-scheduled, such that no payments are required until the full Deferred PIP Amount is required to be paid by no later than April 2022;

●

the Company’s monthly capital reserve obligations with respect to repair and replacement of furniture, fixtures and equipment and routine capital expenditures, which, pursuant to the June 2020 and January 2021 forbearance agreements, were not required to made for the months of April through December 2020, and were deferred for the months of January, February and March 2021, are not required to be made for all of 2021;

●

the Company has agreed to continue to pay all excess cash flows from the 62 hotel properties that serve as loan collateral (after payment of interest on the 92-Pack Loans, property operating expenses and certain other amounts) to the accounts for PIP Reserves with the Mortgage Lender, with such funds to be applied to future PIP Reserve obligations, until the entire Deferred PIP Amount has been deposited;

●

the minimum debt yield test under the 92-Pack Loan will be temporarily lowered and certain changes to how the test is calculated will be made which could allow the Company to meet the minimum debt yield test and receive any excess cash flows from the properties securing the 92-Pack Loans (which the Company is not currently receiving) sooner than if no modifications were made;

●

effective when a Pre-Packaged Bankruptcy becomes effective, certain affiliates of the Brookfield Investor have agreed to become additional guarantors, together with the Company and the OP, of certain limited recourse obligations and environmental indemnity obligations of the borrowers under the 92-Pack Loans, but solely with respect to acts, events or omissions or obligations arising on or after that time;

●

subject to the Company’s satisfaction of certain conditions, the maturity date of the 92-Pack Loans has been extended through November 2022, and the maturity of the 92-Pack Loans will continue to be subject to two additional one-year extensions after this term expires; and

●

subject to the satisfaction of certain terms and conditions, the lenders have agreed to temporarily forbear from exercising any of their remedies based on a Pre-Packaged Bankruptcy, and, effective when a Pre-Packaged Bankruptcy becomes effective, the lenders have agreed to waive events of default that may occur as a result of the filing of a Pre-Packaged Bankruptcy.

The forbearance, modification and extension agreements do not provide any additional forbearance or waiver with respect to the existing events of default under the 92-Pack Loans which initially occurred in April 2020 as a result of the Company’s failure to make scheduled PIP Reserve payments to the Mortgage Lender. In accordance with the June 2020 and January 2021 forbearance agreements, these events of default will continue to exist in full force and effect until the entire Deferred PIP Amount has been deposited and certain other conditions are satisfied.

There are no relationships between the Company, the OP, and their subsidiaries, on the one hand, and any of the lenders under the 92-Pack Loans, on the other hand. Please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 30, 2021 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 14, 2021 for further information about the Restructuring Transactions and information about the material relationships between the Company, on the one hand, and the Brookfield Investor, on the other hand.

The description of the forbearance, modification and extension agreements in this Current Report on Form 8-K is a summary and is qualified in its entirety by the complete terms of the forbearance, modification and extension agreements. Copies of the forbearance, modification and extension agreements are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Forward-Looking Statements

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 30, 2021, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 14, 2021 and all other filings with the SEC after that date. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Forbearance, Modification and Extension Agreement, made effective as of May 14, 2021, by and among the borrower and operating lessees entities identified on the signature pages thereto, Hospitality Investors Trust Operating Partnership, L.P. and Hospitality Investors Trust, Inc., as guarantors, the additional guarantor parties thereto and Wells Fargo Bank, National Association, as Trustee for the Benefit of Certificateholders of HPLY Trust 2019-HIT Commercial Mortgage Pass-Though Certificates, Series 2019-HIT and the RR Interest Holders, as lender

10.2

Mezzanine A Forbearance, Modification and Extension Agreement, made effective as of May 14, 2021, by and among HIT Portfolio I Mezz, LP, as borrower, HIT Portfolio I TRS Holdco, LLC and HIT 2PK TRS Mezz, LLC, collectively, as leasehold pledgor, Hospitality Investors Trust Operating Partnership, L.P. and Hospitality Investors Trust, Inc., as guarantors, the additional guarantor parties thereto and Nonghyup Bank, as Trustee of Meritz Private Real Estate Fund 20, as lender

10.3

Mezzanine B Forbearance, Modification and Extension Agreement, made effective as of May 14, 2021, by and among HIT Portfolio I Mezz B, LLC, as borrower, HIT Portfolio I TRS Mezz B, LLC and HIT 2PK TRS Mezz B, LLC, collectively, as leasehold pledgor, Hospitality Investors Trust Operating Partnership, L.P. and Hospitality Investors Trust, Inc., as guarantors, the additional guarantor parties thereto and CC6 Investments Ltd. and NC Garnet Fund, L.P., as lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY INVESTORS TRUST, INC.

Date: May 17, 2021	By:	/s/ Jonathan P. Mehlman
Jonathan P. Mehlman Chief Executive Officer and President